                                                                    EXHIBIT 10.2

                                FIRST AMENDMENT
                                ---------------
                                      TO
                                      --
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------


          This First Amendment to Amended and Restated Employment Agreement (this "Amendment"), effective as of May 4, 2000, is entered into by and between St. John Knits, Inc., a California corporation ("Company"), and Kelly A. Gray, an individual ("Executive"), and amends terms of that certain Amended and Restated Employment Agreement, dated as of July 14, 1998, between the Company and Executive (the "1998 Agreement"). In consideration of the mutual covenants and agreement set forth herein, the parties hereto agree as follows (all capitalized terms not defined herein shall have the meanings set forth in the 1998 Agreement).

          1. Section I.2 of the 1998 Agreement shall be deleted in its entirety and replaced with the following:

              "I.2 Term. The employment of Executive by the Company under the terms and conditions of this Agreement will commence as of January 1, 1998 and will continue for a period of seven (7) years (until December 31, 2004) unless renewed or terminated sooner in accordance with the provisions hereof."

          2. Section II.1 of the 1998 Agreement shall be amended to reflect an increase in the Base Salary from $400,000 to $500,000.

          3. Section II.6 of the 1998 Agreement shall be amended to reflect an increase in the Modeling Fee from $250,000 to $400,000.

          4. Section IV.5(b)(i) of the 1998 Agreement shall be deleted in its entirety and replace with the following:

              "(i) salary continuation in an amount equal to Executive's Base Salary for a period of one year, said sum to be paid semi-monthly in equal installments at the times salary payments are usually made; and"

          5. Section IV.5(e) of the 1998 Agreement shall be amended to reflect that twice Executive's Base Salary shall be equal to $1,000,000.

          6.  A Section II.7 shall be added as follows:

              "II.7 Compensation Review.  The Board of Directors of the
                    -------------------
     Company shall meet with Executive each year during the period normally set by the Company for employee performance reviews to discuss Executives performance and to review and discuss appropriate adjustments to her compensation."

          7. All other terms and conditions of the 1998 Agreement shall remain the same.

          8. All the provisions contained in Article V of the 1998 Agreement are incorporated into this Amendment by this reference.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        "Company"

                                        St. John Knits, Inc.,
                                        a California corporation


                                        By:  /s/ Bob Gray
                                             --------------------------------
                                             Bob Gray
                                             Chief Executive Officer


                                        "Executive"


                                        /s/ Kelly A. Gray
                                        -------------------------------------
                                        Kelly A. Gray

                                       2